UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2017

WMIH Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14667	91-1653725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FIFTH AVENUE PLAZA 800 FIFTH AVENUE, SUITE 4100 SEATTLE, WASHINGTON		98104
(Address of Principal Executive Offices)		(Zip Code)

(206) 922-2957

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On June 1, 2017, WMIH Corp. held its annual meeting of stockholders.

(b)

At the annual meeting, stockholders approved each of the following matters, with the final vote tabulations on each matter as set forth below. Of the 483,113,096 votes entitled to be cast at the meeting, 415,962,434 votes (or approximately 86%) were voted in person or by proxy.

1.	To elect a board of directors consisting of nine members, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

NOMINEE	VOTES FOR	VOTES WITHHELD

William C. Gallagher	326,195,923	10,605,545
Diane B. Glossman	325,937,710	10,863,758
Christopher J. Harrington	327,967,578	8,833,890
Tagar C. Olson	328,410,752	8,390,716
Michael J. Renoff	326,035,262,	10,766,206
Steven D. Scheiwe	326,039,710	10,761,758
Michael L. Willingham	283,315,884	53,485,584

There were 79,160,966 broker non-votes with respect to the election of directors.

2.	To ratify the appointment of BPM LLP, as WMIH Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Ratification of auditor appointment	406,071,558	8,478,793	1,412,083	-0-

3.	To approve, on an advisory basis, compensation of WMIH Corp.’s named executive officers.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Advisory vote on executive compensation	319,232,472	16,477,791	1,091,205	79,160,966

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP.
(Registrant)

Date: June 6, 2017	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Executive Vice President

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